UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2016
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2016, Cinedigm Corp. filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company's Fourth Amended and Restated Certificate of Incorporation (the "Charter Amendment"), pursuant to which the Company effected a 1-for-10 reverse stock split of the Company's Class A common stock. The reverse stock split was effective as of the close of business on May 9, 2016. The ticker symbol of the Company's Class A common stock, "CIDM", remains unchanged, except that a letter "D" has been attached to the end of it for approximately 20 trading days before it is removed.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 to this Form 8-K and is hereby incorporated by reference.

A press release announcing the reverse stock split was issued on May 9, 2016 and is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to the Fourth Amended and Restated Certificate of Incorporation of Cinedigm Corp.
99.1	Press release of the Company dated May 9, 2016 announcing the reverse stock split.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of  May 9, 2016

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Fourth Amended and Restated Certificate of Incorporation of Cinedigm Corp.
99.1	Press release of the Company dated May 9, 2016 announcing the reverse stock split.

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